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                                                                    EXHIBIT 10.9
                                                                  Conformed Copy

                         EXECUTIVE EMPLOYMENT AGREEMENT
                           (as amended June 14, 2002)

         THIS AGREEMENT entered into as of the 1st day of September 2001, by and between Exide Technologies (the "Company"), and Craig H. Muhlhauser (the "Executive").

         WHEREAS, the Company wishes to employ the Executive and the Executive wishes to be employed by the Company.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. Employment Term. The "Employment Term" shall commence on the date first written above (the "Effective Date") and, unless previously terminated in accordance with Section 7 hereof; shall expire on the third anniversary of the Effective Date. The Employment Term shall automatically be extended for one (1) year on each anniversary of the Effective Date unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the Employment Term shall not be so extended.

         2.   Employment.

              (a) Subject to the provisions of Section 7 hereof, the Company agrees to continue to employ the Executive and the Executive agrees to remain in the employ of the Company during the Employment Term. During the Employment Term, the Executive shall be employed as the Chief Executive Officer of the Company or in such other senior executive capacity as may be mutually agreed to in writing by the parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. He shall also promote, by entertainment or otherwise, the business of the Company.

              (b) During the Employment Term, excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to be Executive hereunder. The Executive may (1) serve on corporate, civil or charitable boards or committees and (2) manage personal investments so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         3.   Compensation.

              (a) Base Salary. During the Employment Term, the Company agrees to pay or cause to be paid to the Executive an annual base salary of $700,000 or as may be increased

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from time to time (the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives.

              (b) Annual Bonus. In addition to Base Salary, the Executive shall be eligible to receive, with respect to each fiscal year ending during the Employment Term, an annual bonus (the "Annual Bonus") under the terms of the Company's then applicable annual bonus plan. The Executive's Annual Bonus shall have a target amount equal to 100% of his Base Salary.

              (c) Long-Term Incentives. During the Employment Term, the Executive shall be eligible to receive such long-term incentives (e.g., stock options and restricted stock) as shall be determined by the Company's Board of Directors (the "Board") in its sole discretion.

         4. Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to senior executives generally, including, without limitation, all pension, retirement, supplemental retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. Unless otherwise provided herein, the compensation and benefits under, and the Executive's participation in, such plans, practices and programs shall be on the same basis and terms as are applicable to senior executives of the Company generally.

         5.   Vacation and Sick Leave.

              (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company.

              (b) The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

         6. Termination. During the Employment Term, the Executive's employment hereunder may be terminated under the following circumstances:

              (a) Cause. The Company may terminate the Executive's employment for "Cause." For purposes of this Agreement "Cause" shall mean:

                    (i) the failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise or (iii) a breach of any of the Executive's covenants set forth in Section 10 hereof. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

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              (b)   Disability. The Company may terminate the Executive's
employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his or her duties under this Agreement for six (6) consecutive months. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the Employment Term and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, the Executive shall be entitled to return to his other position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

              (c) Good Reason. The Executive may terminate his employment hereunder for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events or conditions without the Executive's prior written consent:

                    (i) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which represents a materially adverse change from his other status, title, position or responsibilities as in effect immediately prior thereto;

                    (ii)  a reduction in the Executive's Base Salary;

                    (iii) the failure of the Company to obtain from its Successors or Assigns the express assumption and agreement required under
Section 12 hereof; or

                    (iv) any purported termination of the Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the terms set forth in the definition of Notice of Termination.

              (d) Voluntary Termination. The Executive may voluntarily terminate his or her employment hereunder at any time by providing ninety (90) days' written notice of termination to the Company. In addition, the Company may voluntarily terminate the Executive's employment hereunder without Cause at any time by providing ninety (90) days' written notice of such termination to the Executive.

         7. Compensation Upon Termination. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the benefits set forth below.

              (a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause, death or Disability or (2) by the Executive voluntarily other than for Good Reason, the Company shall pay the Executive all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, and (iv) sick leave (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death,

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the Company shall pay to the Executive or his or her beneficiaries an amount equal to the "Pro Rata Bonus" (as hereinafter defined). The "Pro Rata Bonus" is an amount equal to the Executive's target bonus under the Company's annual bonus plan ("Target Bonus") multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect. All amounts provided for in this Section 7(a) shall be paid to the Executive in a lump sum within ten (10) business days of the Termination Date.

              (b) If the Executive's employment with the Company shall be terminated, (1) by the Company other than for Cause, death or Disability or (2) by the Executive for Good Reason, the Executive shall be entitled, upon execution of a waiver and general release of claims in a form reasonably acceptable to the Company, to the following:

                    (i) the Company shall pay the Executive all Accrued Compensation and a Pro-Rata Bonus in a lump sum within ten (10) business days of the Termination Date;

                    (ii) for thirty-six (36) months from the Termination Date (the "Continuation Period"), the Company shall pay the Executive, Base Salary and Annual Bonus;

                    (iii) for the "Continuation Period", the Company shall at its expense continue on behalf of the Executive and his or her dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided to the Executive prior to the Termination Date. The coverage and benefits (including deductibles and costs) provided in this Section 7(iii) during the Continuation Period shall be no less favorable to the Executive and his or her dependents and beneficiaries, than the most favorable of such coverages and benefits provided during the Employment Term. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder so long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive, his or her dependents or beneficiaries may otherwise be entitled under any of the Company's employee benefit plans, programs or practices following the Executives termination of employment, including without limitation, retiree medical and life insurance benefits;

                    (iv) notwithstanding any plan or agreement to the contrary, upon a termination pursuant to this Section 7(b): any unvested stock options under any applicable Company plan shall vest and the Executive will have an extended post-termination period to exercise these options of 36 months; and

                    (v)   professional outplacement services.

         8. Mitigation and Offset. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment; provided, however

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that (a) any payments that the Executive becomes entitled to receive under
Section 7(b) above shall be reduced by the amount of any compensation the Executive becomes entitled to receive from any entity to which the Executive provides services on or after the Termination Date and (b) any benefits that the Executive is otherwise entitled to receive under Section 7(b) above shall be reduced (if at all) by any comparable benefits that the Executive is then receiving or is then entitled to receive from any entity to which the Executive provides employment or consulting services on or after the Terminate Date.

         9.   Exclusivity of Severance Payments Hereunder.

              The severance pay and benefits provided for in this Agreement shall be in lieu of (i) any other severance pay to which the Executive may be entitled under any Company severance plan, program or arrangement. The severance pay and benefits provided for in this Agreement shall be reduced by an amount equal to any payment the Executive is entitled to receive from the Company in connection with his termination of employment (including, without limitation, pay in lieu of notice) pursuant to any governmental law, rule or regulation.

         10.  Interaction with Change in Control Agreement.

              If a Change of Control (as defined in the Executive's Change in Control Agreement with the Company) occurs during both the Term of the Executive's Change in Control Agreement and the Employment Term, this Agreement shall be tolled for the remainder of the Term of the Executive's Change in Control Agreement. If, prior to a Change in Control the Executive's employment is terminated in circumstances entitling him to payments and benefits under both this Agreement and his Change in Control Agreement, he shall only be entitled to receive the payments and benefits provided for under his Change in Control Agreement.

         11.  Covenants of the Executive.

              (a) Ownership and Return of Documents. The Executive agrees that all memoranda, notes, records, papers or other documents and all copies thereof relating to the operations or business of the Company, some of which maybe prepared by the Executive, and all objects associated therewith in any way obtained by the Executive shall be the Company's property. The Executive shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities nor use any information concerning them except for the Company's benefit, either during the Executive's employment or thereafter. The Executive agrees that the Executive will deliver all of the aforementioned documents and objects that may be in his or her possession to the Company upon termination of the Executive's employment, or at any other time on the Company's request.

              (b) Confidential Information. In connection with his employment at the Company, the Executive will have access to Trade Secrets. During and after his employment by the Company, regardless of the reasons that such employment ends, the Executive agrees:

                    (i) To hold all Trade Secrets in confidence and not discuss, communicate or transmit to others, or make any unauthorized copy of or use the Trade Secrets in

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any capacity, position or business except as it directly relates to the
Executive's employment by the Company;

                    (ii) To use the Trade Secrets only in furtherance of proper employment related reasons of the Company to further the interests of the Company;

                    (iii) To take all reasonable actions that the Company deems necessary or appropriate to prevent unauthorized use or disclosure of or to protect the interest of the Company in the Trade Secrets; and

                    (iv) That any of the Trade Secrets, whether prepared by the Executive or which may come into the Executive's possession during the Executive's employment hereunder, are and remain the property of the Company, and all such Trade Secrets, including copies thereof, together with all other property belonging to any of the Company or its Affiliates, or used in its respective businesses, shall be delivered to or left with the Company.

         This Agreement does not apply to (A) information that by means other than the Executive's deliberate or inadvertent disclosure becomes well known to the public; or (B) disclosure compelled by judicial or administrative proceedings after the Executive diligently tries to avoid each disclosure and affords the Company the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

              (c) Non-Competition. By and in consideration of the Company's entering into this Agreement and the compensation and benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company and its Affiliates, the Executive agrees that he will not, during the Employment Term and if his employment hereunder is terminated (a) by the Company for Cause or Disability or (b) by him other than for (Good Reason, for a period of three (3) years thereafter, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including, without limitation, holding the position of shareholder, director, officer, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise. For purposes of this paragraph, the term "Competing Enterprise" shall mean any person, corporation, partnership or other entity engaged in a business in the United States which is in competition, directly or indirectly, with any of the businesses of the Company or any of its Affiliates as of the Termination Date. Notwithstanding the foregoing, the Executive may invest in stocks, bonds or other securities of any venture or entity if (1) such stocks, bonds or securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and (2) his investment does not exceed five (5) percent of the issued and outstanding shares, or, in the case of other securities, five (5) percent of the aggregate principal amount thereof issued and outstanding.

              (d) Non-Solicitation. During the Employment Term and for a period of three (3) years thereafter, the Executive shall not interfere with the Company's relationship with, or endeavor to entice away from the Company (other than pursuant to general, non-targeted public media advertisements), any person who is or was an employee or customer of the company or who otherwise had a material business relationship with the Company.

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              12.  Definitions. In addition to other terms defined herein, the following terms shall he defined as follows:

                   "Affiliate" shall mean any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

                   "Notice of Termination" shall mean a written notice of termination of the Executive's employment, signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

                   "Subsidiary" shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the company has the right to receive 50% or more of the distribution of profits or 50% or the assets on liquidation or dissolution.

                   "Successors and Assigns" shall mean, respect to the Company, a corporation or other entity acquiring all or substantially all the assets and business of the Company, as the case may be (including this Agreement), whether by operation of law or otherwise.

                   "Termination Date" shall mean (a) in the case of the Executive's death, his date of death, (b) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period) and (c) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days, and in the case of a termination for Good Reason shall not be less than ninety (90) days, from the date such Notice of Termination is given); provided, however, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination in good faith notifies the other party that a dispute exists concerning the basis for the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken). Notwithstanding the pendency of any such dispute, the Company shall continue to pay the Executive his or her Base Salary and continue the Executive as a participant in all compensation, incentive, bonus, pension, profit sharing, medical, hospitalization, dental, life insurance and disability benefit plans in which he or she was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section whether or not the dispute is resolved in favor of the Company, and the Executive shall not be

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obligated to repay to the Company any amounts paid or benefits provided pursuant to this sentence.

             "Trade Secrets" shall mean any of the following:

                   "Financial Information," including, but not limited to, information relating to earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data whether related to the Company generally, or to particular products, services, geographic areas, or time periods;

                   "Supply and Service Information," including, but not limited to, information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers, and the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company, details of which are not generally known;

                   "Marketing Information," including, but not limited to, information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;

                   "Personal Information," including, but not limited to, information relating to employees' personal or medical histories, compensation or other terms of employment actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information; and

                   "Customer Information," including, but not limited to, information relating to past, existing or prospective customers, their addresses or backgrounds, records of agreements and prices, proposals or agreements between customers and the Company, status of customers' accounts or credit, or related information about actual or prospective customers as well as customer lists.

        13.  Successors and Assigns.

             (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors and Assigns, and the Company shall require any Successor or Assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "Company" as used herein shall include such Successors and Assigns.

             (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his or her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

        14. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and

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shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communication shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

        15. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

        16. Set-off. The Company's obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Company may have against the Executive or others.

        17. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

        18. Withholding Taxes. The Company may withhold from all payments due to Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

        19. Employment with Subsidiaries. Employment with the Company for purposes of this Agreement shall include employment with any Subsidiary.

        20. Each Party the Drafter. This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

        21. Counterparts. This Agreement may be executed in counterparts, each of which shell be deemed to be an original and all of which together shall constitute one and the same instrument.

        22. Section and Headings. The division of this Agreement into sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular section or

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other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references to sections and clauses are to sections and clauses of this Agreement.

        23. Number. In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

        24. Independent Advice. The Company and the Executive acknowledge and agree that they have each obtained independent legal advice in connection with this Agreement and they further acknowledge and agree that they have read, understand and agree with all of the terms hereof and that they are executing this Agreement voluntarily and in good faith.

        25. Copy of Agreement. The Executive hereby acknowledges receipt of a copy of this Agreement duly signed by the Company.

        26. Termination Prior to Effective Date. In the event of a termination of employment of the Executive prior to the Effective Date, this Agreement shall be terminated and shall have no further force or effect.

        27. Currency. All dollar amounts set forth or referred to in this Agreement refer to U.S. currency.

        28. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof. Any action brought by any party of this Agreement shall be brought and maintained in a court of competent jurisdiction in Mercer County of the State of New Jersey.

        29. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

        30. Entire Agreement. This Agreement and the Executive's Change in Control Agreement constitute the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by it duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                              EXIDE TECHNOLOGIES


                                              By:    /s/
                                                  ------------------------------
                                                     Chairman and CEO:
                                                     Robert A. Lutz

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WITNESS:

By:    /s/
   ---------------------------------
       Terri L. Azzopardi

ATTEST:

By:   /s/
   ---------------------------------
      Secretary:
      John R. Van Zile

                                              By:    /s/
                                                  ------------------------------
                                                     Craig H. Muhlhauser
WITNESS:

By:   /s/
   ---------------------------------

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